UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 24, 2015

Date of Report

(Date of earliest event reported)

BINGHAM CANYON CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-31549 (Commission File Number)	90-0578516 (IRS Employer Identification No.)

#281, 369 East 900 South, Salt Lake City, Utah 84111

(Address of principal executive offices)

(801) 323-2395

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Special Note Regarding Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements. Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future events or operating results are forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report. All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

Section 8 – Other Events

Item 8.01 Other Events

Effective August 20, 2015, Bingham Canyon Corporation (“Bingham”) entered into a letter of intent related to a proposed exchange of shares to effect Bingham’s acquisition of an operating company. The operating company is a technology licensing company specializing in environmentally safe solutions for global sustainability and license technology. The company owns a patented biodegradable plastics technology which is being marketed and licensed worldwide. The company distributes licensed, new proprietary equipment created and manufactured specifically to eliminate biocidal contamination from water supplies, agricultural areas in the pre and post treatment of fruits and vegetable crops, industrial fluids, controls contaminants from the production of oil and gas and the medical industry.

Bingham plans to acquire 100% of the operating company’s common stock in exchange for a majority of shares of Bingham’s common stock. The parties have mutually agreed to extend the letter of intent from December 31, 2015 until the definitive share exchange agreement is effected, or no later than March 31, 2016. The parties are now finalizing their due diligence, including their auditing requirements, and are completing their negotiations and terms of the definitive share exchange agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2015		BINGHAM CANYON CORPORATION

	By:	/s/ Brett D. Mayer
Brett D. Mayer, President